                                  EXHIBIT 19

                       Report furnished to Shareholders


                             SECOND QUARTER ENDED
                                 JUNE 30, 1997

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First West Virginia Bancorp Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
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(In Thousands, Except Per Share Data)

                                             June 30,
                                    1997              1996
                                -------------    -------------
                                          (Unaudited)

Financial Position
   at Quarter End:
Total Assets                    $    150,621     $     137,698
Total Deposits                  $    133,404     $     120,336
Total Loans, net of
   unearned income              $     86,143     $      74,021
Total Investment Securities     $     54,086     $      48,937
Shareholders' Equity            $     13,305     $      11,926
Book Value per share of
   Common Stock                 $      16.51     $       14.80

For the Six Months Ended
Net Income                      $       1.18     $        0.97
Cash Dividends                  $       0.40     $        0.35
Return on Average Assets                1.28%             1.18%
Return on Average Equity               14.69%            13.27%

For the Three Months Ended
Net Income                      $       0.59     $        0.50
Cash Dividends                  $       0.20     $        0.19
Return on Average Assets                1.25%             1.19%
Return on Average Equity               14.39%            13.82%

Market Information:
Price range of common stock
   per share for the quarter*
           High                 $      27.88     $       22.00
           Low                  $      25.00     $       21.00


* Price range of common stock was established on March 8, 1995. The high and low sales prices of the common stock of the Holding Company presented were as reported by the American Stock Exchange.

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

Dear Shareholders,

    I am pleased to report to you the financial performance of First West Virginia Bancorp, Inc. for the second quarter of 1997. Consolidated net income for the three months ended June 30, 1997 was $474,485 or $.59 per share as compared to $405,277 or $.50 per share as of June 30, 1996. The increase in earnings during the second quarter of 1997 as compared to 1996 was primarily due to increased net interest income and noninterest income, offset in part by increased operating expenses and the provision for loan losses. Operational earnings were improved with net interest income increasing $169,111 or 11.2%, to $1,683,813 for the three months ended June 30, 1997 as compared to the same period in 1996 due primarily to the growth in the loan portfolio.
    For the three months ended June 30, 1997, the return on average assets (ROA) was 1.25% and the return on average equity (ROE) was 14.39%. The
ROA and ROE earned during the same period last year were 1.19% and 13.82%, respectively. The book value per share was $16.51 at June 30, 1997 as compared to $14.80 per share at June 30, 1996.
    Dividends for the second quarter of 1997 were $.20 per share, up from the $.19 per share paid during the second quarter of 1996.
    Net loans increased to $84,953,016 at June 30, 1997, up 16.6%, from June 30, 1996. Total deposits increased 10.9% from $120,336,484 at June 30, 1996 to
$133,404,318 at June 30, 1997. Total stockholders' equity rose to $13,304,925, an 11.6% increase over the $11,926,437 reported at June 30, 1996.
    During the second quarter of 1997, an application was filed with the Office of the Comptroller of the Currency pursuant to an Agreement of Merger and Plan of Reorganization between First West Virginia
Bancorp, Inc., and two of its subsidiary banks, Progressive Bank, N.A., Wheeling, West Virginia and
Progressive Bank, N.A. - Bellaire. Pursuant to the agreement, Progressive Bank, N.A.- Bellaire will be merged with and into Progressive Bank, N.A. and will operate as a branch bank of Progressive Bank, N.A.
The merger of the two subsidiary banks, which is subject to approval by regulatory authorities and the shareholders of Progressive Bank, N.A. - Bellaire, is expected to be completed during the third quarter of 1997.
    A continued strong performance during 1997 is anticipated and I extend my gratitude to our customers, shareholders, directors and employees for their ongoing support.

     Sincerely,


     Ronald L. Solomon
     President and Chief Executive Officer

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First West Virginia Bancorp Inc. and Subsidiaries
CONSOLIDATED  BALANCE  SHEETS
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
(Unaudited)                                                   June 30,          June 30,
                                                                1997              1996
                                                           -------------     -------------
             ASSETS
Cash and Due From Banks                                    $   4,564,501     $   4,212,794
Interest Bearing Due From Banks                                   80,999         3,078,987
                                                           -------------     -------------
     Total cash and cash equivalents                           4,645,500         7,291,781
Federal Funds Sold                                             1,986,000         3,643,000
Investment Securities
   Available for Sale (at market value)                       48,564,245        43,819,899
   Held to Maturity  -  (market value of
    $ 5,549,659 at June 30, 1997;
    and $ 5,103,719 at June 30, 1996)                          5,522,065         5,117,027
Loans                                                         86,142,661        74,020,562
Less allowance for possible loan losses                       (1,189,645)       (1,182,088)
                                                           -------------     -------------
       Net loans                                              84,953,016        72,838,474
Premises and equipment, net                                    3,153,863         3,390,800
Accrued Income Receivable                                      1,112,938           961,162
Other assets                                                     677,335           614,747
Intangible assets                                                  6,072            21,600
                                                           -------------     -------------
       Total Assets                                        $ 150,621,034     $ 137,698,490
                                                           =============     =============

          LIABILITIES
Noninterest bearing deposits:
   Demand                                                  $  12,588,960     $  12,661,814
Interest bearing deposits
   Demand                                                     21,985,330        22,358,580
   Savings                                                    44,009,051        39,695,873
   Time                                                       54,820,977        45,620,217
                                                           -------------     -------------
       Total Deposits                                        133,404,318       120,336,484
                                                           -------------     -------------
Repurchase agreements                                          3,153,100         4,885,612
Accrued Interest on deposits                                     383,327           324,428
Other Liabilities                                                375,364           225,529
                                                           -------------     -------------
       Total Liabilities                                     137,316,109       125,772,053
                                                           -------------     -------------

      STOCKHOLDERS' EQUITY
Common Stock - 2,000,000 shares authorized at $5 par value;
   806,107 shares issued at June 30, 1997
   775,268 shares issued at June 30, 1996                      4,030,535         3,876,340
Surplus                                                        3,764,000         3,166,340
Retained Earnings                                              5,563,952         5,121,590
Net Unrealized Loss on securities available for sale             (53,562)         (237,833)
                                                           -------------     -------------
       Total stockholders' equity                             13,304,925        11,926,437
                                                           -------------     -------------
         Total liabilities and stockholders' equity        $ 150,621,034     $ 137,698,490
                                                           =============     =============

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

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First West Virginia Bancorp Inc. and Subsidiaries
CONSOLIDATED  STATEMENTS  OF  INCOME
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
(Unaudited)                                               Three Months Ended            Six Months Ended
                                                               June 30,                     June 30,
                                                        1997           1996            1997            1996
                                                    ------------   ------------    ------------   ------------
INTEREST INCOME
Interest and fees on loans and lease financing:
   Taxable                                          $  1,890,729   $  1,635,461    $  3,662,697   $  3,250,311
   Tax-exempt                                             29,054         25,046          53,373         51,047
Investment securities:
   Taxable                                               760,015        635,207       1,461,414      1,229,033
   Tax-exempt                                             66,252         57,923         136,967        117,266
Dividends                                                  5,371          4,746          10,545          9,932
Interest on deposits in banks                              6,014         38,129          24,229         48,238
Interest on federal funds sold                            87,730         76,943         194,279        140,005
                                                    ------------   ------------    ------------   ------------
       Total interest income                           2,845,165      2,473,455       5,543,504      4,845,832
INTEREST EXPENSE
Deposits                                               1,109,993        927,948       2,145,724      1,838,035
Other borrowings                                          51,359         30,805         103,597         36,730
                                                    ------------   ------------    ------------   ------------
       Total interest expense                          1,161,352        958,753       2,249,321      1,874,765
                                                    ------------   ------------    ------------   ------------
       Net interest income                             1,683,813      1,514,702       3,294,183      2,971,067
PROVISION FOR POSSIBLE LOAN LOSSES                        36,000         14,400          61,500         28,800
                                                    ------------   ------------    ------------   ------------
       Net interest income after provision
       for possible loan losses                        1,647,813      1,500,302       3,232,683      2,942,267
NONINTEREST INCOME
Service charges                                          104,717         92,116         196,041        173,422
Securities gains (losses)                                      -            339               -           (711)
Other operating income                                    42,968         46,121         119,678         97,436
                                                    ------------   ------------    ------------   ------------
       Total noninterest income                          147,685        138,576         315,719        270,147
NONINTEREST EXPENSES
Salary and employee benefits                             567,580        519,095       1,142,502      1,038,401
Net occupancy and equipment expenses                     202,326        213,697         400,866        420,488
Other operating expenses                                 315,601        302,599         580,954        589,399
                                                    ------------   ------------    ------------   ------------
       Total noninterest expense                       1,085,507      1,035,391       2,124,322      2,048,288
                                                    ------------   ------------    ------------   ------------

       Income before income taxes                        709,991        603,487       1,424,080      1,164,126
                                                    ------------   ------------    ------------   ------------
INCOME TAXES                                             235,506        198,210         472,988        384,488
                                                    ------------   ------------    ------------   ------------
       Net income                                   $    474,485   $    405,277    $    951,092   $    779,638
                                                    ============   ============    ============   ============
WEIGHTED AVERAGE SHARES OUTSTANDING                      806,107        806,107         806,107        806,107
                                                    ============   ============    ============   ============
EARNINGS PER COMMON SHARE                           $       0.59   $       0.50    $       1.18   $       0.97
                                                    ============   ============    ============   ============

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

First West Virginia Bancorp, Inc.

        DIRECTORS
George F. Beneke
Chairman of the Board,
 First West Virginia Bancorp, Inc.
Retired Attorney at Law
President, The Beneke Corporation

Sylvan J. Dlesk
President, Dlesk, Inc.

Robert A. Heyl
Retired Business Owner

Ben R. Honecker
Attorney at Law

Laura G. Inman
Vice Chairman,
 First West Virginia Bancorp, Inc.
Senior Vice President,
 Progressive Bank, N.A.

James C. Inman, Jr.
Retired Bank Executive

R. Clark Morton
Chairman of the Board,
 Progressive Bank, N.A.
Attorney at Law

Karl W. Neumann
Retired Insurance Executive

Thomas A. Noice
Chairman of the Board,
 Progressive Bank, N.A. - Bellaire

Peter C. Schuetz
Retired Dairy Consultant

Ronald L. Solomon
President - Chief Executive Officer
First West Virginia Bancorp, Inc.
Vice Chairman - Chief Executive Officer,
 Progressive Bank, N.A.
Vice Chairman,
 Progressive Bank, N.A.- Buckhannon

             OFFICERS
George F. Beneke,   Chairman of the Board
Laura G. Inman,  Vice Chairman
Ronald L. Solomon,  President and
                     Chief Executive Officer
Charles K. Graham,  Executive Vice President - Loans
Beverly A. Barker,  Senior Vice President, Treasurer
Francie P. Reppy,  Controller
Connie R. Tenney, Vice President
David E. Yaeger, Vice President
Stephanie A. LaFlam,  Secretary
James R. Davis,  Auditor

SUBSIDIARY BANK DIRECTORS AND OFFICERS
        Progressive Bank N.A.
              DIRECTORS
Dominic V. Agostino      James C. Inman, Jr.
George F. Beneke         Howard D. Long
Dr. Clyde D. Campbell    R. Clark Morton
Sylvan J. Dlesk          Karl W. Neumann
Harry N. Duvall          William T. Nickerson
Charles K. Graham        Edward P. Otte
Ben R. Honecker          William G. Petroplus
T. Stewart Hopkins       Peter C. Schuetz
Laura G. Inman           Ronald L. Solomon

              OFFICERS
R. Clark Morton, Chairman of the Board
Ronald L. Solomon, Vice Chairman & Chief Executive Officer
Charles K. Graham, President
Beverly A. Barker, Executive Vice President/Cashier
Laura G. Inman, Senior Vice President
Francie P. Reppy, Controller
Brad D. Winwood, Vice President
Gary S. Martin, Assistant Vice President/Marketing Coordinator
David E. Wharton, Assistant Vice President/Office Manager Warwood
Stephanie A. LaFlam, Secretary
Michele  L. Stanley, Human Resource Manager/
                    Assistant Office Manager Warwood
Mitzi K. Mattern, Credit Card Manager/Office Manager Wellsburg
Susan E. Reinbeau, Office Manager Woodsdale
Lisa M. Minor, Office Manager Moundsville
Robin L. Snyder, Operations Supervisor Wellsburg
Laura K. Snedeker, Manager Bookkeeping/Proof Operations
Debra M. Tomlin, Loan Officer
Bryan S. Ramsey, Loan Officer
James R. Davis, Auditor

  Progressive Bank N.A. - Buckhannon

              DIRECTORS
Margaret D. Brown        Dale F. Riggs
William L. Fury          Ronald L. Solomon
Charles K. Graham        Douglas M. Stewart
J. Burton Hunter III     Connie R. Tenney
David R. Rexroad         J. David Thomas
Rickie E. Rice
              OFFICERS
Dale F. Riggs, Chairman
Ronald L. Solomon, Vice Chairman
Connie R. Tenney, President, Chief Executive Officer, Cashier and Secretary Larry J. Chidester, Assistant Vice President
J. Burton Hunter, III, Assistant Secretary
Cathy Sue Wingler, Assistant Cashier
Robin K. Forinash, Office Manager Weston

  Progressive Bank, N.A. - Bellaire
              DIRECTORS
George F. Beneke         Clarence J. Ramsay
Robert R. Cicogna        T. L. Ring, M.D.
Gary P. DeVendra         Thomas L. Sable
Robert A. Heyl           Ronald L. Solomon
C. Gary Hill             Kathy L. Supinsky
Thomas A. Noice          David E. Yaeger
              OFFICERS
Thomas A. Noice, Chairman
David E. Yaeger, President & Chief Executive Officer
Deborah A. Kloeppner, Vice President and Secretary
Shirrel A. Czap, Assistant Vice President
Helen V. Forbes, Cashier

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First West Virginia Bancorp Inc. and Subsidiaries
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Progressive Bank, N.A.

   1701 Warwood Avenue
   Wheeling, WV 26003
   (304) 277-1100

   875 National Road
   Wheeling, WV 26003
   (304) 233-0060

   744 Charles Street
   Wellsburg, WV 26070
   (304) 737-0821

   1306 Lafayette Avenue
   Moundsville, WV 26041
   (304) 843-2688


Progressive Bank, N.A. - Buckhannon

   West Main & Locust Streets
   Buckhannon, WV 26201
   (304) 472-0052

   10 Market Place
   Weston, WV 26452
   (304) 269-0300


Progressive Bank, N.A. - Bellaire

   426 34th Street
   Bellaire, OH 43906
   (614) 676-3141

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

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First West Virginia Bancorp Inc. and Subsidiaries
Corporate  Information
-------------------------------------------------



Corporate Office:

First West Virginia Bancorp, Inc.
1701 Warwood Avenue
Wheeling, WV 26003
(304) 277-1100



Transfer Agent

Any inquiries related to stockholder
records, stock transfers, changes of
ownership, and changes of address should be sent to the transfer agent at the following address:

   Chase Mellon Shareholder Services
   85 Challenger Road
   Overpeck Centre
   Ridgefield Park, New Jersey  07660
   (800) 756-3353

Stock Trading Information:

First West Virginia Bancorp, Inc.'s common stock is traded on the American Stock Exchange, Inc. primary list under the symbol FWV.



Analysts, investors, and others seeking the current market value of the stock and additional information should contact
Ronald L. Solomon, President, First West
Virginia Bancorp, Inc., 875 National Road,
Wheeling, WV 26003.  (304) 233-0060

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